Exhibit 99.1

For Immediate Release:	Contact: Gary Russell
Thursday, February 17, 2011	713-651-4434
Key Energy Services Announces Fourth Quarter and Full Year 2010 Results
HOUSTON, TX, February 17, 2011 — Key Energy Services, Inc. (NYSE: KEG) generated fourth quarter 2010 consolidated GAAP income of $76.5 million, or $0.54 per diluted share, which includes an $87.4 million net gain on the previously announced sale of the company’s pressure pumping and wireline businesses to Patterson-UTI Energy (NASDAQ: PTEN), and which is reported in discontinued operations.
Fourth quarter 2010 revenue was $350.2 million, up 23.4%, compared to third quarter 2010 revenue of $283.7 million. Fourth quarter 2010 loss from continuing operations attributable to Key was $10.8 million, or a loss of $0.08 per share. Impacting fourth quarter results were $5.6 million of transaction related costs and legal charges. Additionally, based on consolidated 2010 results, the Board of Directors awarded employee bonuses of $18.8 million under the company’s incentive plan, which were paid in December. Excluding the transaction costs and legal charges, as well as the bonus payments, fourth quarter income from continuing operations would have been $5.5 million, or $0.04 per share, which compares to the third quarter 2010 loss from continuing operations of $1.5 million, or a loss of $0.01 per share.
Fourth quarter 2010 adjusted EBITDA from continuing operations was $32.6 million. Excluding the impact of the aforementioned items, fourth quarter 2010 adjusted EBITDA from continuing operations would have been $57.0 million, or 16.3% of revenue, which compares to third quarter adjusted EBITDA from continuing operations of $40.3 million, or 14.2% of revenue.
The following table sets forth data from continuing operations for the quarter ended December 31, 2010 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	December 31,	September 30,	December 31,
	2010	2010	2009
	(in millions, except per share amounts)

Revenues	$350.2	$283.7	$237.6
Loss attributable to Key	$(10.8)	$(1.5)	$(17.9)
Diluted loss per share attributable to Key	$(0.08)	$(0.01)	$(0.15)
Adjusted EBITDA (defined below)	$32.6	$40.3	$17.0
Full year 2010 consolidated GAAP income was $73.5 million, or $0.57 per share, which includes $105.7 million of net income from discontinued operations related to the businesses sold on October 1, 2010.
Full year 2010 loss from continuing operations was $32.3 million, or a loss of $0.25 per share, compared to 2009 loss from continuing operations of $110.7 million, or a loss of $0.91 per share.
The following table sets forth data from continuing operations for the year ended December 31, 2010 and 2009:

	Twelve Months Ended (unaudited)
	December 31,	December 31,
	2010	2009
	(in millions, except per share amounts)

Revenues	$1,153.7	$955.7
Loss attributable to Key	$(32.3)	$(110.7)
Diluted loss per share attributable to Key	$(0.25)	$(0.91)
Adjusted EBITDA (defined below)	$126.1	$108.5

Well Servicing
Fourth quarter revenue of $279.2 million from the Well Servicing segment was up 14.3% from the third quarter. Segment operating income was $20.1 million, resulting in operating income margins of 7.2%, which were negatively affected by costs associated with further expansion into growth markets, as well as costs to reactivate rigs in response to customer demand. The OFS Energy Services subsidiaries acquired on October 1, 2010, contributed $20.8 million of revenue to the Well Servicing segment in the fourth quarter.
U.S. based revenue increased 12.3% sequentially to $228.0 million and resulted in $27.1 million of operating income. Operating income margins of 11.9% were down 290 basis points compared to the third quarter as a result of startup and mobilization costs related to further expansion into the Bakken and Eagle Ford shale markets, as well as costs associated with reactivating additional rigs that will begin working in the first quarter of 2011. Severe flooding in California during December also negatively impacted fourth quarter margins.
Fourth quarter international revenue was $51.2 million, up 24.3% from the third quarter. The revenue increase was driven by all countries except Argentina where activity was flat. Mexico benefitted as activity increased near year-end, and Colombia and Bahrain each benefitted from the start-up of new projects in those countries. The international operating loss of $7.0 million in the fourth quarter includes costs of mobilizing additional rigs into Colombia and Bahrain.
Production Services
Fourth quarter revenue in the Production Services segment was $71.0 million, a 79.8% increase from $39.5 million generated in the third quarter. Although operating income of $16.6 million was up 71.8% sequentially, operating income margins were negatively affected by costs associated with deployment of incremental coiled tubing capacity during the quarter. The OFS subsidiaries contributed $25.6 million of revenue to the Production Services segment in the fourth quarter.
New Reporting Segments
Beginning with the first quarter of 2011, Key will provide financial results for U.S. and International reportable segments, including revenue and operating income. Key will no longer report based on Well Servicing and Production Services segments.
Historical quarterly results for 2009 and 2010, recast to the new reporting segments, are provided on Key’s website at www.keyenergy.com, under Investor Relations. Quarterly revenue for each U.S. line of business, including Rig Services, Fluid Management Services, Intervention Services, and Fishing & Rental Services, is also provided.
General and Administrative Expenses
Total general and administrative expenses were $67.5 million in the fourth quarter compared to $46.8 million in the third quarter 2010. Included in fourth quarter general and administrative expenses were $5.6 million of transaction related costs and legal charges and $13.0 million of the $18.8 million bonus expense.
Capital Expenditures and Liquidity
Capital expenditures were $80 million during the fourth quarter and $181 million for the full year 2010. Key’s consolidated cash balance was $56.6 million at December 31, 2010, and total debt was $431.1 million, down $89.2 million compared to the end of the previous quarter due to the repayment of the outstanding balance of the company’s revolving credit facility with proceeds from the sale of its pressure pumping and wireline businesses.

Overview and Outlook
Commenting on the fourth quarter and the full year, Chairman, President and CEO, Dick Alario, stated, “In 2010, we saw the beginning of a significant cyclical recovery from trough activity levels in 2009. Additionally, we exited two businesses, sold our barge rig assets, consolidated several well service businesses, acquired a leading coiled tubing services provider, made several additional meaningful coiled tubing investments, and expanded into two new international markets: Colombia and Bahrain. We believe that we are well positioned to benefit from opportunities presented by the growing horizontal and lateral well completion market in the U.S., and our international business is focused on customers committed to improving production from their existing assets.”
Alario continued, “Regarding 2011, we anticipate consolidated revenues will be up 35 to 40% compared to 2010. Within that, we are projecting our international revenue to increase 40 to 50% and believe the U.S. market will remain strong, resulting in 35 to 40% revenue growth. Additionally, our initial capital expenditure estimate for 2011 is $240 million. We will discuss our 2011 guidance on our conference call, and a summary of our 2011 guidance is available on our website.”
Conference Call
Key management will host a conference call to discuss its fourth quarter and year-end 2010 financial results on Friday, February 18, 2011 at 10:00 a.m. CST. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 30606031. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available beginning two hours after the completion of the conference call and will remain available for one week. To access the replay, call 800-642-1687. The access code for the replay is 30606031.

Condensed Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2010	2010	2009	2010	2009

REVENUES	$350,201	$283,739	$237,640	$1,153,684	$955,699

COSTS AND EXPENSES:
Direct operating expenses	251,481	198,158	178,851	835,012	675,942
Depreciation and amortization expense	38,680	32,565	34,548	137,047	149,233
General and administrative expenses	67,545	46,833	42,325	198,271	172,140
Asset retirements and impairments	—	—	—	—	97,035
Interest expense, net of amounts capitalized	10,345	10,626	10,165	41,959	39,405
Other, net	(1,141)	(780)	(146)	(2,697)	(834)

Total costs and expenses, net	366,910	287,402	265,743	1,209,592	1,132,921

Loss from continuing operations before tax	(16,709)	(3,663)	(28,103)	(55,908)	(177,222)
Income tax benefit	5,533	1,383	9,746	20,512	65,974

Loss from continuing operations	(11,176)	(2,280)	(18,357)	(35,396)	(111,248)
Income (loss) from discontinued operations, net of tax	87,385	8,283	4,267	105,745	(45,428)

Net income (loss)	76,209	6,003	(14,090)	70,349	(156,676)

Loss attributable to noncontrolling interest	330	769	480	3,146	555

INCOME (LOSS) ATTRIBUTABLE TO KEY	$76,539	$6,772	$(13,610)	$73,495	$(156,121)

Loss per share from continuing operations attributable to Key:
Basic and diluted	$(0.08)	$(0.01)	$(0.15)	$(0.25)	$(0.91)

Income (loss) per share from discontinued operations:
Basic and diluted	$0.62	$0.06	$0.04	$0.82	$(0.38)

Income (loss) per share attributable to Key:
Basic and diluted	$0.54	$0.05	$(0.11)	$0.57	$(1.29)

Loss from continuing operations attributable to Key:
Loss from continuing operations	$(11,176)	$(2,280)	$(18,357)	$(35,396)	$(111,248)
Loss attributable to noncontrolling interest	330	769	480	3,146	555

Loss from continuing operations attributable to Key	$(10,846)	$(1,511)	$(17,877)	$(32,250)	$(110,693)

Weighted average shares outstanding:
Basic and diluted	141,332	125,637	121,339	129,368	121,072

Condensed Consolidated Balance Sheets (in thousands, unaudited):

	December 31,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$56,628	$37,394
Other current assets	357,392	342,764
Current assets held for sale	—	3,974

Total current assets	414,020	384,132

Property and equipment, net	936,744	794,269
Goodwill	447,609	346,102
Other assets, net	94,563	69,568
Noncurrent assets held for sale	—	70,339

TOTAL ASSETS	$1,892,936	$1,664,410

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$56,310	$46,086
Other current liabilities	225,325	143,683

Total current liabilities	281,635	189,769

Long-term debt, less current portion	427,121	523,949
Other non-current liabilities	202,377	207,552

Equity	981,803	743,140

TOTAL LIABILITIES AND EQUITY	$1,892,936	$1,664,410

Consolidated Cash Flow Data (in thousands, unaudited):

	Twelve Months Ended
	December 31,
	2010	2009

Net cash provided by operating activities	$129,805	$184,837
Net cash used in investing activities	(8,631)	(110,636)
Net cash used in financing activities	(100,205)	(127,475)
Effect of exchange rates on cash	(1,735)	(2,023)

Increase (decrease) in cash and cash equivalents	19,234	(55,297)
Cash and cash equivalents, beginning of period	37,394	92,691

Cash and cash equivalents, end of period	$56,628	$37,394

Segment Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	December 31,	September 30,	December 31,
	2010	2010	2009
Revenues

Well Servicing	$279,246	$244,288	$211,470
Production Services	70,955	39,451	26,170
Functional Support	—	—	—

Total	$350,201	$283,739	$237,640

	Three Months Ended
	December 31,	% of	September 30,	% of	December 31,	% of
	2010	Revenue	2010	Revenue	2009	Revenue
Operating Income (Loss)

Well Servicing	$20,107	7.2%	$25,348	10.4%	$13,790	6.5%
Production Services	16,595	23.4%	9,660	24.5%	(6,551)	(25.0)%
Functional Support	(44,207)	n/a	(28,825)	n/a	(25,323)	n/a

Total	$(7,505)	(2.1)%	$6,183	2.2%	$(18,084)	(7.6)%

	Twelve Months Ended
	December 31,	December 31,
	2010	2009
Revenues

Well Servicing	$980,271	$859,747
Production Services	173,413	95,952
Functional Support	—	—

Total	$1,153,684	$955,699

	Twelve Months Ended
	December 31,	% of	December 31,	% of
	2010	Revenue	2009	Revenue
Operating Income (Loss)

Well Servicing	$76,989	7.9%	$12,374	1.4%
Production Services	32,089	18.5%	(45,439)	(47.4)%
Functional Support	(125,724)	n/a	(105,586)	n/a

Total	$(16,646)	(1.4)%	$(138,651)	(14.5)%

	Twelve Months Ended
	December 31,	December 31,
	2010	2009
Asset Retirements and Impairments Charges

Well Servicing	$—	$65,869
Production Services	—	31,166
Functional Support	—	—

Total	$—	$97,035

	Twelve Months Ended
	December 31,	% of	December 31,	% of
	2010	Revenue	2009	Revenue
Operating Income (Loss), Excluding Charges

Well Servicing	$76,989	7.9%	$78,243	9.1%
Production Services	32,089	18.5%	(14,273)	(14.9)%
Functional Support	(125,724)	n/a	(105,586)	n/a

Total	$(16,646)	(1.4)%	$(41,616)	(4.4)%

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	December 31,	September 30,	December 31,
	2010	2010	2009
Revenues

U.S.	$298,573	$242,142	$178,482
International(1)	51,628	41,597	59,158
Functional Support	—	—	—

Total	$350,201	$283,739	$237,640

	Three Months Ended
	December 31,	% of	September 30,	% of	December 31,	% of
	2010	Revenue	2010	Revenue	2009	Revenue
Operating Income (Loss)

U.S.	$44,839	15.0%	$39,358	16.3%	$2,018	1.1%
International(1)	(8,137)	(15.8)%	(4,350)	(10.5)%	5,221	8.8%
Functional Support	(44,207)	n/a	(28,825)	n/a	(25,323)	n/a

Total	$(7,505)	(2.1)%	$6,183	2.2%	$(18,084)	(7.6)%

	Twelve Months Ended
	December 31,	December 31,
	2010	2009
Revenues

U.S.	$961,244	$758,363
International(1)	192,440	197,336
Functional Support	—	—

Total	$1,153,684	$955,699

	Twelve Months Ended
	December 31,	% of	December 31,	% of
	2010	Revenue	2009	Revenue
Operating Income (Loss)

U.S.	$132,287	13.8%	$(63,716)	(8.4)%
International(1)	(23,209)	(12.1)%	30,651	15.5%
Functional Support	(125,724)	n/a	(105,586)	n/a

Total	$(16,646)	(1.4)%	$(138,651)	(14.5)%

	Twelve Months Ended
	December 31,	December 31,
	2010	2009
Asset Retirements and Impairments Charges

U.S.	$—	$97,035
International(1)	—	—
Functional Support	—	—

Total	$—	$97,035

	Twelve Months Ended
	December 31,	% of	December 31,	% of
	2010	Revenue	2009	Revenue
Operating Income (Loss), Excluding Charges

U.S.	$132,287	13.8%	$33,319	4.4%
International(1)	(23,209)	(12.1)%	30,651	15.5%
Functional Support	(125,724)	n/a	(105,586)	n/a

Total	$(16,646)	(1.4)%	$(41,616)	(4.4)%

(1)	Includes the company’s technology group, based in Canada, which is reported in the Production Services segment.

Below is a reconciliation of income or loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA from continuing operations (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA from continuing operations (in thousands, except for percentages):

	Three		Three		Three
	Months Ended		Months Ended		Months Ended
	December 31,		September 30,		December 31,
	2010	% of Revenue	2010	% of Revenue	2009	% of Revenue
Loss from continuing operations	$(11,176)	(3.2)%	$(2,280)	(0.8)%	$(18,357)	(7.7)%
Income tax benefit	(5,533)	(1.6)%	(1,383)	(0.5)%	(9,746)	(4.1)%
Loss attributable to noncontrolling interest	330	0.1%	769	0.3%	480	0.2%
Interest expense, net of amounts capitalized	10,345	3.0%	10,626	3.7%	10,165	4.3%
Interest income	(71)	(0.0)%	(5)	(0.0)%	(39)	(0.0)%
Asset retirements and impairments	—	0.0%	—	0.0%	—	0.0%
Depreciation and amortization	38,680	11.0%	32,565	11.5%	34,548	14.5%

Adjusted EBITDA from continuing operations	$32,575	9.3%	$40,292	14.2%	$17,051	7.2%

Adjusted EBITDA from continuing operations	$32,575	9.3%	$40,292	14.2%	$17,051	7.2%
Transaction costs and legal charges	5,600	1.6%	—	0.0%	—	0.0%
December bonus and associated expense	18,800	5.4%	—	0.0%	—	0.0%

Adjusted EBITDA from continuing operations, exluding certain items	$56,975	16.3%	$40,292	14.2%	$17,051	7.2%

	Twelve		Twelve
	Months Ended		Months Ended
	December 31,		December 31,
	2010	% of Revenue	2009	% of Revenue

Loss from continuing operations	$(35,396)	(3.1)%	$(111,248)	(11.6)%
Income tax benefit	(20,512)	(1.8)%	(65,974)	(6.9)%
Loss attributable to noncontrolling interest	3,146	0.3%	555	0.1%
Interest expense, net of amounts capitalized	41,959	3.6%	39,405	4.1%
Interest income	(112)	(0.0)%	(499)	(0.1)%
Asset retirements and impairments	—	0.0%	97,035	10.2%
Depreciation and amortization	137,047	11.9%	149,233	15.6%

Adjusted EBITDA from continuing operations	$126,132	10.9%	$108,507	11.4%

Adjusted EBITDA from continuing operations	$126,132	10.9%	$108,507	11.4%
Transaction costs and legal charges	5,600	0.5%	—	0.0%
December bonus and associated expense	18,800	1.6%	—	0.0%

Adjusted EBITDA from continuing operations, exluding certain items	$150,532	13.0%	$108,507	11.4%

“Adjusted EBITDA from continuing operations” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA from continuing operations may also add back certain non-recurring items such as asset retirements and impairments. Adjusted EBITDA from continuing operations is a non-GAAP measure that is used as a supplemental financial measure by the company’s management and directors and by external users of the company’s financial statements, such as investors, to assess:
•	The financial performance of the company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the company’s assets to generate cash sufficient to pay interest on its indebtedness; and

•	The company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.

Adjusted EBITDA from continuing operations has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA from continuing operations excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA from continuing operations as an analytical tool include:
•	Adjusted EBITDA from continuing operations does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA from continuing operations does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA from continuing operations differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA from continuing operations is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that the perceived cyclical recovery or future growth opportunities in Key’s industry may not materialize and may not result in activity increases; risks that Key’s customers may not increase, or may even decrease, their activity levels; risks associated with recently completed transactions, including the risk that Key may be unable to achieve the benefits contemplated under these transactions; risks related to integration of the acquired operations; risks affecting Key’s foreign operations, including risks related to activity levels in Mexico, other risks affecting Key’s operations in Argentina and Russia, risks associated with expanding operations in Colombia and Bahrain, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to achieve its capital expenditure budget and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.